Exhibit 10.11

AMENDMENT NO. 1 TO

RIVERBED TECHNOLOGY, INC. 2006 DIRECTOR OPTION PLAN

This Amendment No. 1 to the Riverbed Technology, Inc. 2006 Director Option Plan (the “Plan”) by Riverbed Technology, Inc. (the “Company”) is effective March 4, 2008.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan for the benefit of eligible non-employee directors;

WHEREAS, pursuant to Section 8.2 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan at any time;

WHEREAS, the Company desires to reduce the term of options issued under the Plan from ten (10) years to seven (7) years; and

WHEREAS, the Board has approved of this Amendment No. 1 to the Plan.

NOW, THEREFORE, effective March 4, 2008, the Plan is hereby amended by replacing the existing Section 4.6 of the Plan in its entirety with the following new Section 4.6:

“4.6 Term. All Options granted to a Non-Employee Director under this Article 4 shall terminate on the earliest of (a) the 7th anniversary of the date of grant if granted on or after March 4, 2008 or the l0th anniversary of the date of grant if granted prior to March 4, 2008 or (b) the date 12 months after the termination of such Non-Employee Director’s Service for any reason.”

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Plan as of the day and year set forth above.

RIVERBED TECHNOLOGY, INC.

/s/ Randy S. Gottfried
By:	Randy S. Gottfried
Title:	CFO